Exhibit 99.1

Northern Power Systems Announces Q1 2014 Financial Results

Strong revenue and order growth; reinvesting in business expansion

PRESS RELEASE

FOR ONLINE PUBLICATION AND PRINT:

29 May 2014; 4:30 PM EST

MEDIA CONTACT:

Ciel R. Caldwell (+1 857 209 3606) ir@northernpower.com

First Quarter 2014 Highlights:

•	Expanded quarterly revenues to $13.8 million from $1.7 million in the prior year period; revenue expansion driven by strong order fulfillment supporting demand for the Company’s distributed class turbines as well as utility class power converters.

•	Concluded capital raise of $22.3 million in April, supporting strategic plans for global expansion in sales of Northern Power Systems’ offerings.

•	Grew backlog to approximately $48 million, an increase of more than 125 percent over the prior year period.

•	Executed follow-on 3.3MW utility class platform development contract with strategic partner WEG Energy, enabling the future development of an expanded licensing platform and direct sales of utility class turbines.

Barre, VT USA (May 29, 2014) – Northern Power Systems Corp. (TSX:NPS), a next generation renewable energy technology company, today announced financial results for the three month period ended March 31, 2014, for its predecessor company Wind Power Holdings, Inc. Northern Power raised $22.3 million and listed its common shares on the Toronto Stock Exchange (TSX) in April 2014 through a transaction with a Canadian capital pool company. These funds effectively enable the company to drive its ongoing growth strategy with investments across its three business lines: Product Sales and Services, Technology Licensing, and Technology Development.

“Our first quarter financial results demonstrated exceptionally strong year-over-year revenue growth and order expansion, particularly in our core distributed class wind turbine business. Our results can be impacted by various seasonal trends and in the first quarter we experienced a stronger than typical expansion,” said Troy Patton, president and chief executive officer. “After a record year in 2013 of orders for our distributed class wind turbines, as well as closing key technology licensing contracts, we were pleased to deliver continued strong order momentum supporting our strongest backlog in Company history.”

Patton continued, “Completion of our capital raise in April of 2014 will drive continued growth by effectively supporting Northern Power Systems’ expanded sales efforts and delivery of improved technology platforms for our customers. Our development of emerging opportunities globally continues to validate the strength and value proposition of our technology.”

Consolidated Financial Metrics:

•	Revenue for the first quarter of fiscal year 2014 grew to $13.8 million, a 712 percent increase over revenue of $1.7 million reported in the prior year period.

•	Order backlog at March 31, 2014 was $48.4 million, a 128 percent increase over backlog of $21.2 million at March 31, 2013.

•	Gross margin (revenue minus the cost of revenue as a percent of total revenue) in the first quarter was 8.6 percent, up from a gross margin loss of 9.8 percent in the prior year period.

•	GAAP net loss for the first quarter was $3.1 million, representing a 8.8 percent decrease compared to a $3.4 million loss in the prior year period.

•	Non-GAAP adjusted EBITDA loss for the first quarter was $2.5 million, representing a 13.7 percent decrease compared to a non-GAAP adjusted EBITDA loss of $2.9 million, in the prior year period.

•	Cash used in operations in the first quarter was $2.3 million, representing a 32 percent decrease compared to a $3.4 million usage of cash for operations in the prior year period.

•	Upon closing of the capital raise in April 2014, all of the Company’s outstanding convertible notes converted to common shares. After the consummation of the transaction the Company had approximately $0.5 million in outstanding debt and in excess of $20 million of cash and cash equivalents.

About non-GAAP financial measures

To supplement Northern Power Systems’ consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), Northern Power Systems has used a non-GAAP financial measure, specifically non-GAAP adjusted EBITDA. Adjusted non-GAAP EBITDA is defined as net income/(loss), excluding share-based compensation expense, amortization of acquisition-related intangibles, depreciation of property, plant and equipment, interest expense, tax charges, and certain other non-cash charges as applicable.

The presentation of non-GAAP financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. For more information on non-GAAP adjusted EBITDA, please see the table captioned “Reconciliation of GAAP Net Loss to Non-GAAP Adjusted EBITDA Net Loss” included at the end of this release. The table has more details on the GAAP financial measure that is most directly comparable to non-GAAP adjusted EBITDA and the related reconciliation between these financial measures.

Northern Power Systems’ management believes that this non-GAAP financial measure provides meaningful supplemental information in assessing our performance and liquidity by excluding certain items that may not be indicative of our recurring core business operating results, which could be non-

cash charges or discrete cash charges that are infrequent in nature. This non-GAAP financial measure also has facilitated management’s internal comparisons to Northern Power Systems’ historical performance and our competitors’ operating results, as well as reflects measurements which are used by creditors and other third parties in assessing our performance.

About Northern Power Systems

Northern Power Systems designs, manufactures, and sells wind turbines, and provides engineering development services and technology licenses for energy applications, into the global marketplace from its US headquarters and European offices.

•	Northern Power Systems has almost 40 years’ experience in technologies and products generating renewable energy.

•	Northern Power Systems currently manufactures the NPS™ 60 and NPS™ 100 turbines. With over 5 million run time hours across its global fleet, Northern Power wind turbines provide customers with clean, cost effective, reliable renewable energy.

•	Patented next generation permanent magnet/direct drive (PM/DD) technology uses fewer moving parts, delivers higher energy capture, and provides increased reliability due to reduced maintenance and downtime.

•	Northern Power Systems offers comprehensive in-house development services, including systems level engineering, advanced drivetrains, power electronics, PM machine design, and remote monitoring systems to the energy industry.

•	Some of the world’s largest manufacturers license the company’s next generation technology and IP for their utility and distributed wind products and markets.

To learn more about Northern Power Systems, please visit www.northernpower.com.

Notice regarding forward-looking statements:

This release includes forward-looking statements regarding Northern Power Systems Corp. and its business, which may include, but is not limited to, anticipated use of proceeds from capital transactions, expansion into new markets, and execution of the company’s growth strategy. Often, but not always, forward-looking statements can be identified by the use of words such as “plans”, “is expected”, “expects”, “scheduled”, “intends”, “contemplates”, “anticipates”, “believes”, “proposes” or variations (including negative variations) of such words and phrases, or state that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved. Such statements are based on the current expectations of the management of Northern Power Systems Corp. The forward-looking events and circumstances discussed in this release may not occur by certain specified dates or at all and could differ materially as a result of known and unknown risk factors and uncertainties affecting the company, including risks regarding the wind power industry, performance and acceptance of the company’s products, economic factors, competition, the equity markets generally and many other factors beyond the control of Northern Power Systems Corp. Although Northern Power Systems Corp. has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results to differ from those anticipated, estimated or intended. No forward-looking statement can be guaranteed. Except as required by applicable securities laws, forward-looking statements speak only as of the date on which they are made and Northern Power Systems Corp. undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

For further information please contact:

Ciel R. Caldwell, Chief Financial Officer of Northern Power Systems, at +1-857-209-3606.

NORTHERN POWER SYSTEMS CORP.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS (unaudited)

FOR THE PREDECESSOR COMPANY WIND POWER HOLDINGS, INC.

FOR THE THREE MONTHS ENDED MARCH 31, 2014 AND 2013

(All amounts in thousands, except share and per share amounts)

	For the three months ended
	March 31, 2014	March 31, 2013
REVENUE:
Net revenue	$13,756	$1,678
COSTS OF REVENUE AND OPERATING EXPENSES:
Cost of revenues	12,566	1,844
Sales and marketing	780	573
Research and development	1,139	1,005
General and administrative	2,176	1,512

Total costs of revenue and operating expenses	16,661	4,934

Loss from operations	(2,905)	(3,256)
Interest expense	(240)	(18)
Other income /(expense)	35	(84)

Loss before provision for income taxes	(3,110)	(3,358)
Provision for income taxes	14	26

NET LOSS	$(3,124)	$(3,384)

COMPREHENSIVE LOSS	$(3,124)	$(3,384)

Net loss applicable to common stockholders	$(3,124)	$(4,907)
Net loss per common share
Basic and diluted	$(0.24)	$(325.57)
Weighted average number of common shares outstanding
Basic and diluted	12,840,187	15,072

NORTHERN POWER SYSTEMS CORP.

FOR THE PREDECESSOR COMPANY WIND POWER HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

AS OF MARCH 31, 2014 AND DECEMBER 31, 2013

(All amounts in thousands)

	March 31,	December 31,
	2014	2013
ASSETS
CURRENT ASSETS:
Cash	$1,996	$4,534
Accounts receivable	2,750	1,175
Unbilled revenue	2,896	786
Inventories — net	12,432	11,682
Other current assets	2,842	2,808

Total current assets	22,916	20,985

Property, plant and equipment - net	1,477	1,414
Asset held for sale	1,300	1,300
Intangible assets - net	463	509
Goodwill	722	722
Other assets	744	2,615

Total Assets	27,622	27,545

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY

CURRENT LIABILITIES:
Current portion of long-term debt	$93	$141
Senior secured convertible notes	—	12,107
Accounts payable	4,339	2,148
Accrued expenses	3,865	2,158
Accrued compensation	2,590	2,207
Other current liabilities	16,294	18,465

Total current liabilities	27,181	37,226

Senior secured convertible notes	12,290	—
Deferred revenue, less current portion	1,284	1,163
Other long-term liability	647	558

Total Liabilities	41,402	38,947

STOCKHOLDERS’DEFICIENCY:
Common stock	128	128
Additional paid-in capital	140,550	139,804
Accumulated deficit	(154,458)	(151,334)

Total Stockholders’ Deficiency	(13,780)	(11,402)

Total Liabilities and Stockholders’ Deficiency	$27,622	$27,545

NORTHERN POWER SYSTEMS CORP.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

FOR THE PREDECESSOR COMPANY WIND POWER HOLDINGS, INC.

FOR THE THREE MONTHS ENDED MARCH 31, 2014 AND 2013

(All amounts in thousands)

	For the three months ended
	March 31, 2014	March 31, 2013
OPERATING ACTIVITIES:
Net loss	$(3,124)	$(3,384)
Adjustments to reconcile net loss to net cash used in operating activities:
Change in fair value of warrants	—	63
Provision for inventory obsolescence	93	48
Provision for doubtful accounts	(63)	1
Stock-based compensation expense	148	122
Depreciation and amortization	178	227
Noncash restructure charges	—	50
Deferred income taxes	3	3
Changes in operating assets and liabilities:
Accounts receivable and unbilled revenue	(3,622)	(79)
Other current and noncurrent assets	(112)	293
Inventories	(843)	(1,443)
Accounts payable	2,191	(57)
Accrued expenses	2,090	134
Other liabilities	777	587

Net cash used in operating activities	(2,284)	(3,435)

INVESTING ACTIVITIES:
Purchases of property and equipment	(195)	(53)

Net cash used in investing activities	(195)	(53)

FINANCING ACTIVITIES:
Proceeds from borrowings of short-term debt	—	750
Debt principal payments	(59)	(30)

Net cash (used in) provided by financing activities	(59)	720

Change in cash	(2,538)	(2,768)
Cash - Beginning of the Period	4,534	4,456

Cash - End of the Period	$1,996	$1,688

NORTHERN POWER SYSTEMS CORP.

RECONCILIATION OF GAAP NET LOSS TO NON-GAAP ADJUSTED EBITDA NET LOSS (unaudited)

FOR THE PREDECESSOR COMPANY WIND POWER HOLDINGS, INC.

FOR THE THREE MONTHS ENDED MARCH 31, 2014 AND 2013

(All amounts in thousands)

	For the three months ended
	March 31, 2014	March 31, 2013
NET LOSS	$(3,124)	$(3,384)
Interest expense	240	18
Provision for income taxes	14	26
Depreciation and amortization	178	227
Stock compensation expense	148	122
Fair value of warrants classified as liability	—	63

Non-GAAP adjusted EBITDA net loss	$(2,544)	$(2,928)